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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INAMED CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inamed Corporation 5540 Ekwill Street, Suite D Santa Barbara, California 93111

April 30, 2002

DEAR STOCKHOLDER:

        You are invited to attend the Annual Meeting of Stockholders of Inamed Corporation to be held on Friday, June 14, 2002, at 8:30 A.M., Pacific Time, at the Regency Club, 10900 Wilshire Boulevard, Los Angeles, California 90024.

        At this year's meeting you will be asked to elect seven directors and approve amendments to the Company's 2000 Employee Stock Option Plan. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

        Your Board of Directors unanimously believes that election of its nominees for directors and approval of the amendments to the Company's 2000 Employee Stock Option Plan are in the best interests of Inamed and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for director and FOR the amendments to the 2000 Employee Stock Option Plan.

        In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

        I personally look forward to greeting those Inamed stockholders able to attend the meeting.

        It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

        Thank you.

Sincerely,
/s/ RICHARD G. BABBITT
Richard G. Babbitt Chairman

INAMED CORPORATION
5540 Ekwill Street, Suite D
Santa Barbara, California 93111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 14, 2002

To the Stockholders of Inamed:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Inamed Corporation, a Delaware Corporation (the "Company"), will be held on Friday, June 14, 2002 at 8:30 a.m., Pacific Time, at the Regency Club, 10900 Wilshire Boulevard, Los Angeles, California 90024, for the following purposes:

  1.
  To elect seven (7) directors to a one year term;

  2.
  To approve amendments to the Company's 2000 Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 775,000 to 1,525,000 and to increase the limit on the number of shares subject to options that may be granted to any individual during any fiscal year from 18,000 to 300,000 shares of Common Stock; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 17, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors
INAMED CORPORATION
/s/ DAVID E. BAMBERGER
David E. Bamberger
Secretary

Dated: April 30, 2002

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

INAMED CORPORATION
5540 Ekwill Street, Suite D
Santa Barbara, California 93111

2002 PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Inamed Corporation, a Delaware corporation (the "Company" or "Inamed"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 14, 2002, at 8:30 A.M. Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this proxy statement and accompanying proxy card on or about May 11, 2002 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Regency Club, 10900 Wilshire Boulevard, Los Angeles, California 90024.

Who Can Vote

        You are entitled to vote if you were a stockholder of record of Inamed common stock (the "Common Stock") as of the close of business on April 17, 2002. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

        At the close of business on April 17, 2002, there were outstanding and entitled to vote 20,715,684 shares of Common Stock. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

        If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and approval of the amendment to the 2000 Employee Stock Option Plan. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. In addition, since no stockholder proposals or nominations were received on a timely basis, no such matters may be brought at the Annual Meeting.

        If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You can revoke your proxy by sending to the Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

        Stockholders of record on April 17, 2002 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, and any abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. An abstention is counted as a vote against that proposal. Shares represented by proxies that reflect a broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" will be treated as unvoted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions for the beneficial owner.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained Innisfree M&A, Incorporated to assist in the solicitation of proxies for a fee of approximately $7,500, plus reasonable out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The terms of office of the current directors expire in 2002 and all are nominees for election to the Board. If elected at the Annual Meeting, each director would each serve until the 2003 Annual Meeting.

        Directors are elected by a plurality of the votes, which means the seven nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the seven director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

        Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the full term and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

        Biographical information for each person nominated is set forth below.

Richard G. Babbitt	Director since 1998 Age 75

        Mr. Babbitt has served as Chairman of the Board of Directors of Inamed since February 6, 1998, was Chief Executive Officer from January 22, 1998 to July 22, 2001 and was President from January 4, 2001 to July 31, 2001 and between January 22, 1998 and December 22, 1998. Prior to 1998, for more than five years, he served as Chief Executive Officer and/or as a member of the board of directors of DNA Technologies, Inc., Ben Hogan Company, B.I. Industries, American Safety Equipment Corporation and Welsh Manufacturing and Medical Supply Company. From January 1990 to December 1997, Mr. Babbitt was President of B.I. Advisors. Mr. Babbitt currently serves on the Board of Directors of Marine BioProducts International Corporation and Regal One Corp. Mr. Babbitt is a graduate of Purdue University and holds Bachelor of Science and Bachelor of Naval Science and Tactics degrees. He also served as an officer in the United States Marine Corps.

Nicholas L. Teti	Director since 2001 Age 49

        Mr. Teti has served as President, Chief Executive Officer and a director of Inamed since August 1, 2001. He has over 25 years of management, operations and marketing experience in the pharmaceuticals industry. From January 1997 until December 2000, Mr. Teti was President, Chief Executive Officer and Chief Operating Officer of DuPont Pharmaceuticals Company, a company with $1.6 billion in sales in 1999. He spent 25 years at DuPont and DuPont Merck, which included a number of senior management positions. Several of these assignments were in leadership roles of Dupont's global pharmaceuticals business units. From January 2001 until July 2001, he was President and

Director of Yamanouchi USA, Inc., a division of Yamanouchi Pharmaceuticals Co., where he was responsible for establishing its U.S. business. Mr. Teti holds an M.B.A. in Health Care Administration and a B.A. in Economics from St. Joseph's University.

James E. Bolin	Director since 1999 Age 43

        Mr. Bolin has served as a director of Inamed since March 18, 1999. He has been a Vice President and Secretary of Appaloosa Partners Inc. since 1995. Mr. Bolin was previously a Vice President and Director of Corporate Bond Research at Goldman, Sachs & Co. He also worked at Smith Barney, Harris Upham in the Fixed Income Research Department. Mr. Bolin serves on the Board of Directors of Kindred Healthcare, Inc. and Bio-Plexus, Inc. He holds a Bachelor of Arts degree from Washington University in St. Louis and an M.B.A. in accounting and finance from the University of Missouri—St. Louis.

Malcolm R. Currie, Ph.D	Director since 1999 Age 75

        Dr. Currie has served as a director of Inamed since June 3, 1999. He has served as the President and CEO of Currie Technologies Incorporated, an electric transportation company, since 1997. Dr. Currie has been the Chairman Emeritus of Hughes Aircraft Company since his retirement in 1992 as Chairman and CEO. He has had an extensive career in high technology research, engineering and management. Dr. Currie currently serves on the Boards of Directors of the following publicly traded companies: Investment Company of America, LSI Logic Corporation, Enova Systems Inc., Regal One Corp., Innovative Micro Technologies Inc., Moltech Corporation and Currie Technologies Inc. He is also a member and past chairman of the Board of Trustees of the University of Southern California. Dr. Currie has previously served as President and CEO of Delco Electronics Corporation and Chairman and CEO of GM Hughes Electronics Corporation. From June 1994 to August 1997, he was a manager of Electric Bicycle Co., LLC, a limited liability company that filed for Chapter 7 bankruptcy protection in August 1997. Dr. Currie holds a Bachelor of Arts degree in Physics and a Ph.D. in Engineering Physics from the University of California at Berkeley.

John F. Doyle	Director since 1999 Age 72

        Mr. Doyle has served as a director of Inamed since March 18, 1999. Since 1994, he has performed marketing and management consulting, primarily for start-up companies. Prior to 1994, Mr. Doyle worked with IBM and Craig Corporation in executive and sales and marketing positions. He served as the Chairman and Chief Executive Officer of Pioneer Electronics (USA) Inc. from 1971 to 1986. Mr. Doyle currently serves on the Board of Directors of the Pomona Valley Hospital Foundation, and has served on the Board of Directors of various consumer groups as well as business and philanthropic organizations. He holds a Bachelor of Arts degree from Miami University of Ohio.

Mitchell S. Rosenthal, M.D.	Director since 1999 Age 66

        Dr. Rosenthal has served as a director of Inamed Corporation since June 3, 1999. He is a psychiatrist and since 1970 has served as the President of Phoenix House Foundation, which he founded. Phoenix House is the nation's largest non-profit substance abuse services system, with nearly 80 programs in eight states: New York, California, Texas, Florida, Massachusetts, New Hampshire, Rhode Island and Vermont. Dr. Rosenthal has been a White House advisor on drug policy, a special consultant to the Office of National Drug Control Policy and chaired the New York State Advisory

Council on Alcoholism and Substance Abuse Services from 1985 to 1997. He is a lecturer in psychiatry at Columbia University College of Physicians and Surgeons, a former president of the American Association of Psychoanalytic Physicians and a member of the Council on Foreign Relations. He is a graduate of Lafayette College and earned his M.D. from the Downstate Medical Center of State University of New York.

David A. Tepper	Director since 1999 Age 44

        Mr. Tepper has served as a director of Inamed since March 18, 1999. He has been President of Appaloosa Partners Inc. since its formation in 1993. Mr. Tepper was previously head trader in the High Yield Department of Goldman, Sachs & Co. He also has been employed by Keystone Funds and Republic Steel. Mr. Tepper is a director of Kindred Healthcare, Inc. He holds a Bachelor of Arts degree with honors in Economics from the University of Pittsburgh and an M.B.A. from Carnegie Mellon University.

Meetings of the Board of Directors

        The Board of Directors, which held five meetings during the fiscal year ended December 31, 2001, has a Compensation Committee, an Executive Committee, an Audit Committee and a Nominating Committee.

Committees of the Board of Directors

        Each of the Committees listed below is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

        Compensation Committee.    The Compensation Committee determines all aspects of compensation arrangements for the executive officers of the Company, approves compensation recommendations for certain of the Company's other senior employees, and administers the Company's employee stock option and stock purchase plans and the Company's senior management bonus plan. The Compensation Committee met five times in 2001. Mr. Doyle served as Chair, and Mr. Bolin and Dr. Rosenthal served as members of the Committee.

        Executive Committee.    The Executive Committee considers issues and makes recommendations on various matters to the full Board of Directors as required. The Executive Committee met three times in 2001. Mr. Babbitt served as Chairman, and Mr. Bolin and Dr. Currie served as members of the Committee.

        Audit Committee.    The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent public accountants to review the Company's internal controls and financial management practices. The Audit Committee met four times in 2001. Dr. Currie served as Chair, and Messrs. Bolin and Doyle served as members of the Audit Committee. All members of the Audit Committee are independent (as independence is defined by the National Association of Securities Dealers ("NASD") and meet the applicable NASD requirements for financial literacy and financial expertise. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter is attached as Appendix A of this Proxy Statement.

        Nominating Committee.    The Nominating Committee recommends nominees to the Board of Directors of the Company. The Nominating Committee will consider, as potential nominees, persons recommended by stockholders in accordance with the procedures set forth in the Company's By-laws. The Company's By-laws provide that a stockholder nominating persons for election to the Board of Directors, in general, must give notice thereof in writing to the secretary of the Company not less than

90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Messrs. Babbitt and Tepper served as members of the Nominating Committee.

Directors' Compensation

        Directors who are not employees of the Company receive an annual fee of $35,000 and a fee of $1,000 for each Board of Directors meeting attended, and are reimbursed for their expenses. In addition, upon their initial election, directors receive an option to purchase 5,000 shares of Common Stock, and thereafter receive an option to purchase 5,000 shares of Common Stock on each subsequent anniversary of their election to the Board of Directors for so long as they remain directors. Directors who are employees of the Company are not entitled to any compensation for their service as a director. Pursuant to a plan adopted in 1999, directors may elect to receive their compensation in Common Stock in lieu of cash. Four directors have elected this option.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO
THE 2000 EMPLOYEE STOCK OPTION PLAN

Introduction

        The Company's 2000 Employee Stock Option Plan (the "2000 Option Plan") was adopted by the Board of Directors in January 2000 and approved by the stockholders of the Company on May 17, 2000. The 2000 Option Plan was amended by the Board in April 2001 to increase the number of shares subject to the 2000 Option Plan, and this amendment was approved by the stockholders on June 19, 2001. The number of shares of Common Stock currently authorized for issuance under the 2000 Option Plan is 775,000 and the number of shares of Common Stock subject to options that may be granted to any individual during any fiscal year is 18,000. The Board of Directors is proposing to amend the 2000 Option Plan to (i) increase the number of shares authorized for issuance under the 2000 Option Plan to 1,525,000, an increase of 750,000 shares and (ii) increase the number of shares of Common Stock subject to options that may be granted to any individual during any fiscal year to 300,000, an increase of 282,000 (the "Plan Amendment"). The complete text of the 2000 Option Plan, as amended by the Plan Amendment, is attached hereto as Appendix B.

        The Board of Directors believes it is in the Company's best interests to approve the Plan Amendment to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by key employees and to help the Company secure and retain the services of key employees. The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy and authorized to vote on the matter at the Annual Meeting is required for approval of this Proposal.

Reason for the Plan Amendment

        The 2000 Option Plan currently authorizes the issuance of a maximum of 775,000 shares of the Company's Common Stock pursuant to the exercise of options granted under the Plan and currently limits the number of shares of Common Stock with respect to which any individual may receive options during any fiscal year to 18,000. During 2001, options to purchase 349,167 shares of Common Stock were granted to 83 employees pursuant to the 2000 Option Plan. Employees currently hold options to purchase a total of 758,167 shares under the 2000 Option Plan.

        The Company has recently hired a number of new executives and key employees, but has exhausted the number of stock options currently available under the 2000 Option Plan. As a result, the Company has been forced to grant certain options subject to stockholder approval, and in some cases, as "stand-alone" options outside the 2000 Option Plan. Of the 750,000 new shares proposed to be added to the 2000 Option Plan and within the increased limit of shares subject to options that an individual may receive during any fiscal year, options with respect to 237,500 shares have been granted, subject to stockholder approval, to new employees of the Company. Most of these options were granted to two new senior executives that joined the Company in 2002. On April 8, 2002, the Company granted options with respect to 175,000 shares to Kathryn E. Falberg, the Company's new Executive Vice President and Chief Financial Officer. The exercise price of Ms. Falberg's options is $31.69 per share. On March 29, 2002, the Company granted options with respect to 40,000 shares to Ron Ehmsen, the Company's new Vice President, Clinical and Regulatory Affairs. The exercise price of Mr. Ehmsen's options is $32.90 per share. Both Ms. Falberg's and Mr. Ehmsen's options vest one-third annually over a three year period. The remaining 512,500 shares have not been allocated and are expected to be used to attract new executives and retain existing personnel. None of the Chief Executive Officer, the executive officers of the Company named in the Summary Compensation Table or directors of the Company have been granted new options under the 2000 Option Plan that are subject to stockholder approval.

        The Board of Directors also believes that a limit of 18,000 shares that an individual may receive during any fiscal year is too restrictive. The Board believes that the increase to 300,000 shares will provide additional flexibility for the Company to secure and retain the services of its key employees.

        The following is a summary of the material features of the 2000 Option Plan, as amended by the Plan Amendment. This summary is qualified in its entirety by the full text of the 2000 Option Plan, as amended by the Plan Amendment, which is set forth in Appendix B of this Proxy Statement.

Administration

        The 2000 Option Plan is administered by the Compensation Committee. The Compensation Committee selects the key employees who will be granted options to purchase shares of Common Stock under the 2000 Option Plan and, subject to the provisions of the Plan, determines the terms and conditions and number of shares of Common Stock subject to each such option. The Compensation Committee also makes any other determinations necessary or advisable for the administration of the 2000 Option Plan. The determinations by the Compensation Committee are final and conclusive; however, the grant of options to purchase shares of the Common Stock to a full-time employee who is an executive officer of the Company, as well as the terms and provisions of such options, requires the prior approval of a majority of the members of the Board of Directors who are "disinterested persons." Generally, options granted under the 2000 Option Plan vest and become exercisable ratably over three years. Options granted under the 2000 Option Plan will in no event be granted below the fair market value per share of the Common Stock at the time of the grant. The 2000 Option Plan will terminate in January 2010, but may be terminated by the Board of Directors at any time before that date.

Options

        Upon the grant of an option to purchase shares of Common Stock to a key employee, the Compensation Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such option and the price at which the shares may be purchased. The option price for options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time such option is granted. "Fair market value" is deemed to be the closing price of shares of Common Stock on such date, on the NASDAQ National Market System or otherwise in the principal market in which such shares of Common Stock are traded. Payment of the exercise price for shares of Common Stock subject to options may be made with cash, check or such other instrument as may be acceptable to the Company, including receipt of a reduced number of shares of Common Stock in lieu of cash. Full payment for shares of Common Stock exercised must be made at the time of exercise.

Eligibility

        The 2000 Stock Option Plan provides for grants of options to employees, non-employee directors and consultants to the Company or its affiliates who are determined by the Compensation Committee to render key services to the Company or to its affiliates.

Federal Income Tax Consequences

        Upon exercise of a non-qualified stock option granted under the 2000 Option Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. The amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

        The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the 2000 Option Plan and the sale of shares acquired under the 2000 Option Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2000 Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2000 EMPLOYEE STOCK OPTION PLAN.

EXECUTIVE OFFICERS

        The following table sets forth the executive officers and certain key personnel of the Company.

Name	Age	Position
Nicholas L. Teti	49	President, Chief Executive Officer and Director
Kathryn E. Falberg	41	Executive Vice President and Chief Financial Officer
James W. McCollum	47	Executive Vice President and General Manager, Inamed Health
Kenneth D. Pearce	50	President, International Inamed Aesthetics
Vicente Trelles	47	Executive Vice President and Chief Operations Officer
Hani M. Zeini	37	Executive Vice President, North America Inamed Aesthetics
David E. Bamberger	45	Senior Vice President, Secretary and General Counsel
Steven J. Capolarello	46	Vice President, Strategic Planning and Business Development
Patricia Cooper	41	Vice President, Human Resources
Declan Daly	39	Vice President, Corporate Controller and Principal Accounting Officer
Ronald J. Ehmsen, Sc.D.	57	Vice President, Clinical and Regulatory Affairs
Peter R. Nicholson	40	Vice President, Corporate Communications and Investor Relations

        Nicholas L. Teti has served as President, Chief Executive Officer and a director of Inamed since August 1, 2001. He has over 25 years of management, operations and marketing experience in the pharmaceuticals industry. From January 1997 until December 2000, Mr. Teti was President, Chief Executive Officer and Chief Operating Officer of DuPont Pharmaceuticals Company, a company with $1.6 billion in sales in 1999. He spent 25 years at DuPont and DuPont Merck, which included a number of senior management positions. Several of these assignments were in leadership roles of Dupont's global pharmaceuticals business units. From January 2001 until July 2001, he was President and Director of Yamanouchi USA, Inc., a division of Yamanouchi Pharmaceuticals Co., where he was responsible for establishing its U.S. business. Mr. Teti holds an M.B.A. in Health Care Administration and a B.A. in Economics from St. Joseph's University.

        Kathryn E. Falberg has served as Executive Vice President and Chief Financial Officer since April 8, 2002. From October 2001 to April 2002 she was a consultant to the Company. Ms. Falberg is a part-time advisor to Amgen Inc., where she served as Senior Vice President, Finance and Chief Financial Officer from May 1998 to August 2001. From January 1995 to June 1997, she served as Amgen's Treasurer and from June 1997 to May 1998, she served as Amgen's Vice President, Corporate Controller and Chief Accounting Officer. She has been a director of VISX since December 2001. She has a B.A. in Economics and an M.B.A. from the University of California, Los Angeles and is a certified public accountant.

        James W. McCollum has served as Executive Vice President and General Manager of Inamed Health since January 8, 2002. From 1996 to December 2001, he held the position of Vice President of Marketing and Sales with VISX Incorporated. Mr. McCollum received a B.A. in Business with honors from North Carolina State University.

        Kenneth D. Pearce has served as President, Inamed International since January 1, 1999. From July 1998 to January 1999 he served as Vice President, International, Inamed Aesthetics Division. From January 1996 to June 1998, Mr. Pearce worked for Bogart Advertising Agency as Co-Chief Executive Officer. He has 25 years of wide ranging experience in finance, business development, sales & marketing and executive positions, having become a chartered accountant with Price Waterhouse and worked with companies such as Duracell Batteries, Dart & Kraft Industries, and Otto Wolff in Europe. Mr. Pearce holds a Bachelor of Accounting degree from the University of South Africa, and an M.B.A. from Edinburgh University—Heriot Watt, Scotland.

        Vicente Trelles has served as Executive Vice President and Chief Operations Officer of Inamed since August 1, 2001. Mr. Trelles was previously Chief Operations Officer of the Company's McGhan Medical Division from 1999 to 2001. From 1996 to 1999, he was Vice President, Worldwide Surgical Operations for Allergan Inc. Mr. Trelles holds a B.S. in Industrial Engineering from the University of Mayaguez, Puerto Rico.

        Hani M. Zeini has served as Executive Vice President, North America, Inamed Aesthetics since October 1, 2001. From 1996 to 2000, he held increasingly responsible positions with The DuPont Pharmaceuticals Company including Senior Director, Marketing and Strategic Planning from 1996 to 1997, Vice President Worldwide Operations and Planning from 1997 to 1998, Vice President, Integrated Health Care from 1998 to 1999 and Senior Vice President, Global Health Systems from 1999 to 2000. Mr. Zeini also held the positions of President and Chief Executive Officer of PharmasMarket.com from 2000 to 2001 and Chief Operating Officer for Acurian, Inc. until September 2001. He holds a degree in Electrical and Computer Engineering from the University of Miami in Florida.

        David E. Bamberger has served as Senior Vice President and General Counsel of Inamed since June 1, 1999, and Secretary since July 21, 1999. Prior to joining Inamed, for approximately five years, he was a partner at Olshan Grundman Frome Rosenzweig & Wolosky LLP in New York, specializing in corporate and general litigation. Mr. Bamberger holds a B.A. from Brandeis University and a J.D. from Harvard Law School.

        Steven J. Capolarello has served as Vice President, Strategic Planning and Business Development since January 8, 2002. From 1996 to December 2001, he held various positions with DuPont Pharmaceuticals Company including Director of Corporate Financial Analysis, and Financial Manager of Business Development. Mr. Capolarello received a B.S. in Finance from Boston College and an M.B.A. in Finance from Pennsylvania State University.

        Patricia Cooper has served as Vice President, Human Resources since December 19, 1999. From July 1998 to December 1999, she held the position of Human Resources Director. From June 1995 to July 1998, Ms. Cooper held the position of Employee Services Manager. She holds a B.S. in Business Administration from California State University, Long Beach and a M.S. in Organizational Development from Pepperdine University.

        Declan Daly has served as Corporate Controller and Principal Accounting Officer of Inamed since March 30, 2002. He was previously Vice President of Finance & Administration for Inamed International Corp. from 1998 to 2002. From 1996 to 1998, Mr. Daly was a Senior Manager with BDO, Chartered Accountants, in Dublin. Prior to joining BDO, he worked with PricewaterhouseCoopers in Dublin and London. Mr. Daly holds a B.A. in Management Science and Industrial Systems Studies from Trinity College, Dublin and he is also a Fellow of the Institute of Chartered Accountants in Ireland.

        Ronald J. Ehmsen, Sc.D. has served as Vice President, Clinical and Regulatory Affairs since April 8, 2002. From 1996 to 1997, he operated a medical device consulting firm, Health Care International Associates. From December 1997 to April 2000, he was Corporate Vice President of Regulatory Affairs for Circon Corporation. From April 2000 to March 2002, Dr. Ehmsen was Senior Director of Regulatory and Clinical Affairs for Tyco/Nellcor Puritan Bennett, Respiratory Division. He holds a Doctor of Science degree in Chemical Engineering from Washington University's Sever Institute of Technology. Dr. Ehmsen received an M.S. in Aeronautical Engineering from Purdue University and a B.S. in Aeronautics and Astronautics from New York University.

        Peter Nicholson has served as Vice President of Investor Relations and Corporate Communications since January 28, 2002. From December 2000 to September 2001, he was Chief Executive Officer of Blue Heron Biotechnology, a life sciences reagent provider. From March 1995 to December 2000, he worked for Amgen, Inc. in various positions including Manager, Product Licensing and Venture Capital Program and Associate Director of Investor Relations. Mr. Nicholson received a B.S. degree in Biochemistry from the University of California at Berkeley and a M.B.A. from the University of California at Los Angeles.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as to the shares of Common Stock owned as of April 17, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company, (ii) each person who is presently a director of the Company, (iii) each of the officers named in the Summary Compensation Table and (iv) all the directors and officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)(2)
Entities affiliated with
Appaloosa Management L.P. 26 Main Street Chatham, New Jersey 07928	6,510,122(3)	31.4%
Entities affiliated with
Merrill Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,459,794(4)	7.0%
Officers and Directors	Beneficially Owned	Percent of Total(1)(2)
Richard G. Babbitt(5)	435,633(6)	2.1%
James E. Bolin(5)	0(7)	*
Malcolm R. Currie, Ph.D.(5)	45,025(8)	*
John F. Doyle(5)	77,940(9)	*
Ellen Duke(5)	26,000(10)	*
Charles S. Eschbach(11)	90,000(12)	*
Kenneth D. Pearce(5)	45,001(13)	*
Mitchell S. Rosenthal, M.D.(5)	11,667(14)	*
David A. Tepper(5)	6,510,122(15)	31.4%
Nicholas L. Teti(5)	4,000(16)	*
Vicente Trelles(5)	43,166(17)	*
All officers and directors as a group (20 persons)	7,388,054(18)	35.6%

*
Less than 1%
(1)
Information in this table regarding directors and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares, except for Mr. Doyle who has shared voting power with his spouse through their family trust.
(2)
The percentages are calculated on the basis of the number of outstanding shares of Common Stock as of April 17, 2001, which was 20,715,684.
(3)
Based on the Schedule 13D/A (Amendment No. 17) filed jointly on October 2, 2000 by Appaloosa Management L.P. ("AMLP") and David A. Tepper; a Form 4, filed jointly by Mr. Tepper, AMLP and Mr. Bolin on April 2, 2001 and a subsequent grant of options to purchase 10,000 shares of Common Stock under the Company's 1993 Non-Employee Directors Stock Option Plan. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of AMLP. Includes (i) 362,286 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $7.50 per share, (ii) 579,510 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $6.50 per share and (iii) 43,334 shares of

  Common Stock issuable upon the exercise of options to purchase shares of Common Stock under the 1993 Non-Employee Directors Stock Option Plan.

(4)
Based upon a Schedule 13G filed jointly on February 5, 2002, by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Managers. Merrill Lynch & Co., Inc. ("ML&Co.") is a parent holding company. Merrill Lynch Investment Managers ("MLIM") is an operating division of ML&Co. consisting of ML&Co.'s indirectly-owned asset management subsidiaries. Certain of these subsidiaries hold certain shares of Common Stock.
(5)
The named person is an officer and/or director of Inamed and his or her address is 5540 Ekwill Street, Suite D, Santa Barbara, California 93111.
(6)
Excludes 66,667 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days of April 17, 2002.
(7)
Mr. Bolin was granted an option to purchase 11,667 shares of Common Stock under the Company's Non-Employee Director's Stock Option Plan. Mr. Bolin immediately assigned all of his right, title and interest in such options to AMLP. Mr. Bolin is the Vice President of Appaloosa Partners Inc., the general partner of AMLP. As noted under footnote 3 above, entities affiliated with AMLP beneficially own approximately 31.4% of the Common Stock. Mr. Bolin disclaims beneficial ownership of all shares beneficially owned by AMLP.
(8)
Includes 10,000 shares of Common Stock currently issuable upon the exercise of options.
(9)
Includes 26,667 shares of Common Stock currently issuable upon the exercise of options. Mr. Doyle disclaims beneficial ownership of 1,273 shares of Common Stock.
(10)
Excludes 13,000 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days of April 17, 2002.
(11)
The named person was an officer of Inamed in 2001 and his address is 351 Pebble Hill Drive, Santa Barbara, California 93111.
(12)
Consists of shares of Common Stock currently issuable upon the exercise of options.
(13)
Excludes 22,499 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days of April 17, 2002.
(14)
Consists of shares of Common Stock currently issuable upon the exercise of options.
(15)
Based on the Schedule 13D/A (Amendment No. 17) filed jointly on October 2, 2000 by AMLP and David A. Tepper; a Form 4, filed jointly by Mr. Tepper, AMLP and Mr. Bolin on April 2, 2001 and a subsequent grant of options to purchase 10,000 shares of Common Stock under the Company's 1993 Non-Employee Directors Stock Option Plan. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of AMLP. Includes (i) 362,286 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $7.50 per share, (ii) 579,510 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $6.50 per share, and (iii) 43,334 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock under the 1993 Non-Employee Directors Stock Option Plan. Except to the extent of pecuniary interest in investment funds controlled by AMLP, Mr. Tepper disclaims beneficial ownership of the foregoing securities.
(16)
Excludes 300,000 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days of April 17, 2002.
(17)
Includes an aggregate of 40,666 shares of Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 17, 2002. Excludes 73,334 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days of April 17, 2002.
(18)
Includes an aggregate of 1,768,264 shares of Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 17, 2002. Excludes 1,023,002 shares of Common Stock issuable upon exercise of certain options which do not vest within 60 days of April 17, 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, for each of the last three fiscal years, all compensation awarded to, paid to or earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers"). The table also includes such information for one individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal year 2001.

	Annual Compensation				Long-Term Compensation
Name and Principal Positions	Year	Salary $	Bonus $	Other Annual Compensation $(1)	Stock Options Granted (In Shares) (#)	All Other Compensation ($)(2)
Current Officers
Richard G. Babbitt(3) Chairman, former President and former Chief Executive Officer	2001 2000 1999	400,000 400,000 400,000	250,000 125,000 225,000	0 17,431 16,079	0 0 200,000	15,324 5,190 6,205	(4)
Nicholas L. Teti(5) President and Chief Executive Officer	2001	161,538	100,000	0	300,000	535,353	(6)
Vicente Trelles(7) Executive Vice President and Chief Operations Officer	2001 2000 1999	270,004 208,886 34,615	75,000 45,000 75,000	0 0 0	56,000 18,000 40,000	5,325 5,010 36,010
Kenneth D. Pearce(8) President, Inamed International	2001 2000 1999	220,000 200,000 165,000	70,000 40,000 110,000	18,800 17,400 16,200	0 0 60,000	18,000 16,000 15,000	(9) (9) (9)
Ellen Duke(10) Executive Vice President, Sales and Marketing	2001 2000 1999	177,276 157,705 155,712	70,000 25,000 80,000	6,000 6,000 6,000	6,000 18,000 3,000	5,441 4,658 4,598
Persons No Longer Affiliated with the Company
Charles S. Eschbach(11) Former Executive Vice President, Chief Medical and Technical Officer	2001	270,000	120,000	0	0	7,425

(1)
Amounts shown consist of an automobile allowance.
(2)
Amounts shown, unless otherwise noted, reflect employer contributions to group term life insurance premium and matching contributions made by the Company under its 401(k) plan.
(3)
Mr. Babbitt has served as Chairman since February 6, 1998. Mr. Babbitt served as President from January 4, 2001 to July 31, 2001 and between January 22, 1998 and December 22, 1998. Mr. Babbitt also served as Chief Executive Officer of the Company from January 22, 1998 to July 22, 2001.
(4)
Consists of moving expenses.
(5)
Mr. Teti joined the Company as President and Chief Executive Officer beginning August 1, 2001.
(6)
Includes an employer contribution to group term life insurance premium and matching contributions made by the Company under its 401(k) plan of $712; relocation allowance and moving expenses, including expenses with respect to the sale of his former residence, of $306,342; temporary living expenses of $9,849; and an amount of $218,468 which represents the amount of a loan forgiven by the Company (The Company provided a loan to Mr. Teti in connection with his relocation. The loan was repaid with the proceeds of the sale of his former residence, however, $142,000 was forgiven by the Company; and grossed up to $218,468).

(7)
Mr. Trelles has served as Executive Vice President and Chief Operations Officer of the Company since August 1, 2001.
(8)
Mr. Pearce has served as President of Inamed Aesthetics International, a wholly owned subsidiary of the Company since January 1, 1999.
(9)
Consists of travel expenses for home visits.
(10)
Ms. Duke has served as Executive Vice President, Sales and Marketing since August 24, 2001.
(11)
Dr. Eschbach served as President of Inamed Medical Products Corporation, a wholly owned subsidiary of the Company between January 1, 2001 and August 12, 2001 and Executive Vice President, Chief Medical and Technical Officer of Inamed between August 12, 2001 and December 2, 2001.

Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding grants of stock options or warrants made to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001.

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year (2)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)
Name				Exercise Price ($/Sh)	Expiration Date
						5%($)	10%($)
Current Officers
Richard G. Babbitt	0	0		N/A	N/A	N/A	N/A
Nicholas L. Teti	300,000	44.1%		24.27	7/23/06	2,073,000	4,581,000
Vicente Trelles	50,000 6,000	7.3 0.9	% %	19.20 24.25	9/17/06 6/16/04	265,000 23,000	586,000 49,000
Kenneth D. Pearce	0	0		N/A	N/A	N/A	N/A
Ellen Duke	6,000	0.9%		24.75	6/17/04	23,000	49,000
Persons No Longer Affiliated with the Company
Charles S. Eschbach	0	0		N/A	N/A	N/A	N/A

(1)
Unless otherwise noted, amounts represent shares of Common Stock underlying warrants and/or options to purchase shares of Common Stock.

(2)
In 2001, the Company granted stock options covering a total of 680,835 shares of Common Stock to Company employees under all stock option plans maintained by the Company.

(3)
The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with the Securities and Exchange Commission ("SEC") rules and regulations and do not represent the Company's estimates of stock price appreciation. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock is sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth certain information concerning exercises of stock options and warrants by the executive officers named in the Summary Compensation Table in fiscal year 2001 and unexercised stock options and warrants held by the executive officers named in the Summary Compensation Table as of December 31, 2001.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2001 Fiscal Year- End(#)Exercisable/ Unexercisable	Value of Unexercised In- The-Money Options at 2001 Fiscal Year-End ($)(1) Exercisable/ Unexercisable
Current Officers
Richard G. Babbitt	0	0	435,633/66,667	9,802,214/888,839
Nicholas L. Teti	0	0	0/300,000	0/1,740,000
Vicente Trelles	0	0	40,666/73,334	228,649/669,198
Kenneth D. Pearce	0	0	45,001/22,499	577,742/288,858
Ellen Duke	0	0	26,000/13,000	338,488/37,240
Persons No Longer Affiliated with the Company
Charles S. Eschbach	0	0	90,000/0	1,267,070/0

(1)
On December 31, 2001 (the last trading day of 2001), the last reported sales price of the Common Stock as reported on the NASDAQ National Market was $30.07.

Employment, Severance and Change of Control Agreements

        On January 22, 1998, the Company entered into an employment agreement with Richard G. Babbitt to engage Mr. Babbitt as Chief Executive Officer and President for a term of three years (subject to an automatic extension of one month for each month served). Under the agreement, Mr. Babbitt is to be paid $400,000 per year and is eligible for a bonus. In addition, Mr. Babbitt received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.525 per share. In 1999, the Company issued Mr. Babbitt a further option to purchase 200,000 shares of the Company's Common Stock, at exercise prices of $15.50 and $20.00 per share. Both the 1998 warrant and the 1999 options are subject to certain anti-dilution protections. Effective July 22, 2001, Mr. Babbitt resigned from his position as Chief Executive Officer and effective July 31, 2001, Mr. Babbitt resigned from his position as President. Mr. Babbitt continues to serve as Chairman of the Board and continues to be compensated for his services pursuant to his employment agreement.

        Mr. Babbitt entered into an Employee Severance Agreement with the Company on January 30, 1998. Under that agreement, and for a term of three years, upon a change in control of the Company (as defined in the agreement), and the subsequent termination of Mr. Babbitt, Mr. Babbitt will be entitled to certain benefits, including, among other things, a lump sum severance payment equal to 300% of the sum of his annual base salary and the highest bonus paid in the preceding three years, and a cash payment in lieu of shares of Common Stock issuable to him upon severance of certain outstanding options. The payments under the agreement are subject to a "gross-up" provision whereby the Company will pay an additional amount to the Covered Employee to counteract the effect of any excise tax under Section 4999 of the Internal Revenue Code.

        On July 23, 2001, the Company entered into an employment agreement with Nicholas L. Teti in connection with his employment as Chief Executive Officer. Mr. Teti's employment agreement provides that Mr. Teti will receive (i) a base salary of $400,000, (ii) a bonus based on attainment of designated objectives of the Compensation Committee, (iii) options to purchase 300,000 shares of the Company's Common Stock, (iv) a relocation package to defray his costs of moving to Santa Barbara, California and (v) a loan of $200,000 payable in one-third annual installments beginning in 2003. Mr. Teti's employment agreement also provides that upon termination of Mr. Teti's employment by the Company without "cause" (as defined in the agreement), Mr. Teti will be entitled to severance compensation equal to twenty-four months of base salary if Mr. Teti is terminated during the initial three-year term or twelve months of base salary if Mr. Teti is terminated during any subsequent one-year extension term. Additionally, Mr. Teti's employment agreement also provides that upon a "change in control" (as defined in the agreement) and a subsequent termination of Mr. Teti, Mr. Teti will be entitled to payment of his base salary through the date of his termination, a payment equal to the greater of (i) three times the sum of his base salary at the time of the change of control, or (ii) three times the sum of his base salary at the time of his termination and payment of any annual bonus awarded but not yet paid. Mr. Teti will also be entitled to the continuation of certain insurance and other benefits for a period of time not exceeding eighteen months.

        The Company previously entered into an employment agreement with Charles S. Eschbach which included provisions for certain amounts to be paid in the case of termination. Dr. Eschbach was terminated by the Company on December 31, 2001, and received $660,000 (equivalent to two times his annual compensation) of severance compensation under the terms of his employment agreement. Additionally, all of Dr. Eschbach's stock options became fully vested and will remain exercisable for one year from the date of his termination.

COMPENSATION COMMITTEE REPORT*

        The Compensation Committee determines all aspects of compensation arrangements for the executive officers of the Company, approves recommendations as to compensation for certain of the Company's other senior employees and administers the Company's employee stock option and stock purchase plans and the Company's senior management bonus plan. All of the members of the Compensation Committee are outside directors as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Policies and Goals

        The Company's goal is to retain, motivate and reward management of the Company through its compensation policies and awards, while aligning management's interests more closely with those of the Company and its stockholders. Indeed, the Company believes that executive compensation should be closely related to the value delivered to stockholders. As a result, the Company has sought to develop incentive pay programs that provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received and to be received by stockholders.

        The Company strives to provide a total compensation package that is competitive with opportunities for similarly-situated executives at comparable companies, without becoming a price leader. In order to monitor competitive conditions, the Company and the Compensation Committee utilize publicly available executive compensation reports for medical device companies, as well as regional executive compensation statistics and trends. From time to time, the Compensation Committee commissions studies by independent compensation firms.

Compensation Make-Up and Measurement

        At present, the Company's executive compensation program consists of three components: base salary, short-term incentives and long-term incentives, each of which is intended to serve the Company's overall compensation philosophy.

        Base Salary.    The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, level of experience, ability and knowledge of the job.

        Short-Term Incentives.    In 2001, the Board of Directors adopted a system that tied bonuses to a specific minimum earnings target, in part owing to the current uncertain market environment and the difficulty in predicting full-year earnings. However, the Company did not achieve the minimum earnings target for a number of reasons, many of which were not within the control of the executive officers and key employees. As a result, the Compensation Committee determined to award bonuses based primarily on its assessment of the individual contribution each executive officer or key employee made to the Company during 2001.

        Long-Term Incentives.    Stock options are granted from time to time to reward key employees for their contributions. The grant of options is based primarily on the key employee's potential contribution to the Company's growth and profitability. During 2001, option grants were made primarily to new executives. The size and other terms and conditions of grants were based primarily on the Compensation Committee's assessment of competitive conditions for executives with similar skills and experience at comparable companies. Grants made to continuing executives were based on the individual's contribution and the level of responsibility, experience and ability, as well as competitive conditions.

Compensation of Chief Executive Officer

        The Board of Directors elected Mr. Teti to be Chief Executive Officer on August 1, 2001. The Company entered into a three-year employment agreement with Mr. Teti in order to assure his long-term commitment to the Company. The base compensation level in the employment agreement, and other terms, were determined based upon the anticipated responsibilities to be performed by Mr. Teti, his expected performance in managing and directing the Company's operations, and his efforts in assisting the Company to improve its capital base.

        Mr. Teti's compensation, including his base salary, bonus and stock option grant, was determined within the same framework established for all executive officers of the Company. Mr. Teti's base salary is $400,000 and his bonus award for 2001 was $100,000.

        On August 1, 2001, Mr. Teti was granted an option to purchase 300,000 shares of Common Stock. The exercise price of the stock option was set at fair market value on the grant date. Subject to the terms applicable to his grant, the stock option is first exercisable one year from the grant date and expires five years from the grant date.

        Effective as of July 2001, Mr. Babbitt resigned as Chief Executive Officer of the Company. Mr. Babbitt remains Chairman of the Board of Directors. The Company paid Mr. Babbitt a $250,000 bonus which reflects the Company's assessment of the substantial contributions made by Mr. Babbitt to the growth and performance of the Company.

Policy With Respect To Qualifying Compensation for Deductibility

        The Company's ability to deduct compensation paid to individual covered officers is generally limited by Section 162(m) of the Internal Revenue Code of 1986, as amended, to $1 million annually. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit, if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors."

        While the tax impact of any compensation arrangement is a significant factor to be considered, any such impact is evaluated in light of the Compensation Committee's overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Compensation Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, from time to time the Compensation Committee may award compensation that is not fully deductible if the Compensation Committee determines that an award is consistent with it philosophy and is in the best interests of the Company and its stockholders.

        After an analysis of competitive practices and a thorough review of the alternatives, the Committee determined that it was appropriate to grant options to Mr. Teti and Hani Zeini that were not subject to the 2000 Option Plan. At the time, the 2000 Option Plan did not include sufficient shares to cover these option grants. The Compensation Committee and the Board of Directors determined that it was in the best interests of the Company and its stockholders to grant such options in order to attract and retain Mr. Teti and Mr. Zeini. However, because these options were not granted pursuant to a plan approved by the Company's stockholders, the compensation derived from these options will not be considered "performance-based" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Respectfully submitted,
James E. Bolin
Mitchell S. Rosenthal, M.D.
John F. Doyle, Chairman Compensation Committee of the Board of Directors
*
The material in this report and in the performance graph below is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during 2001 or was previously an officer of the Company or any of its subsidiaries. During 2001, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE*

        To the Board of Directors of Inamed Corporation:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

        We have discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with Arthur Andersen its independence.

        Based upon the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Arthur Andersen LLP, independent public accountants, performed the annual audit for the Company for 2001. The Company's Board of Directors and the Audit Committee have been monitoring the situation arising from Arthur Andersen's role as auditors of Enron Corporation and the indictment of Arthur Andersen by the United States Government on charges of obstructing justice, and have discussed these matters with representatives of Arthur Andersen. The Board of Directors and the Audit Committee will continue to monitor further developments and evaluate the potential impact those developments may have on the Company.

Respectfully submitted,
James E. Bolin
John F. Doyle
Malcolm R. Currie, Ph.D., Chairman Audit Committee of the Board of Directors
*
The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        While financially literate under the applicable NASD rules, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Arthur Andersen LLP. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee's reviews, considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's public accountants are in fact "independent."

COMMON STOCK PERFORMANCE

        The following graph sets forth the Company's total stockholder return as compared to the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index over the period from December 31, 1996 until December 31, 2001. The total stockholder return assumes $100 invested at December 31, 1996 in the Company's Common Stock, the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index. All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG INAMED CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX

	12/1996	12/1997	12/1998	12/1999	12/2000	12/2001
Inamed Corporation	100.00	64.71	119.85	516.18	240.45	353.76
NASDAQ Stock Market (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
S&P Health Care (Medical Products & Supplies)	100.00	124.67	179.70	166.45	240.09	227.91

CERTAIN TRANSACTIONS

        Mr. Teti received a loan from the Company in connection with his relocation to the Company's headquarters in Santa Barbara, California. As of December 31, 2001, $200,000 was still outstanding. The loan from the Company bears interest at the minimum rate necessary to avoid imputed income under the Code. Repayment of the principal of the loan will be made in one-third installments no later than February 28 of each of 2003, 2004 and 2005, with all accrued interest due and payable on February 28, 2005.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, executive officers, directors and holders of more than 10% of Inamed's Common Stock are required to file reports of their trading in Inamed equity securities with the Securities and Exchange Commission.

        Based solely on its review of the copies of such reports received by Inamed, or written representations from certain reporting persons that no reports on Form 5 were required for these persons, Inamed believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were complied with.

Fees Paid to Independent Auditors

        As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during the fiscal year ending December 31, 2001 by Arthur Andersen LLP, the Company's independent public accountants for that period, is compatible with maintaining the accountants' independence. Fees for all services provided by Arthur Andersen LLP for fiscal year 2001 are as follows:

        Audit Fees.    The total aggregate fees billed for professional services rendered by Arthur Andersen for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for review of the financial statements included in the Company's Forms 10-Q for such year were $727,362.

        Financial Information Systems Design and Implementation Fees.    There were no fees for professional services rendered by Arthur Andersen as described in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X.

        All Other Fees.    The total aggregate fees billed for professional services rendered by Arthur Andersen for services not included under the heading "Audit Fees" or "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2001 were $575,504. There were no other fees billed for professional services rendered by Arthur Andersen for the fiscal year ended December 31, 2001.

        Auditor Independence.    The Audit Committee approves all other professional services only if such services would not impair Arthur Andersen LLP's independence in fact or appearance. As a result of this process, Arthur Andersen LLP performs other professional services only in limited circumstances.

Stockholder Proposals

        Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2003 Annual Meeting of stockholders of the Company pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company on or before January 11, 2003 to be considered for inclusion in the proxy materials for that meeting. In addition, the

By-laws of the Company contain requirements relating to the timing and content of the notice which stockholders must provide to the Secretary of the Company for any matter or any director nomination to be properly presented at a stockholders meeting. Specifically, proposals of stockholders or director nominations intended to presented at the 2003 Annual Meeting must be received by the Secretary of the Company no earlier than February 14, 2003 and no later than March 16, 2003. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company's 2003 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

Annual Report

        The Company has sent, or is concurrently sending, all of its stockholders of record as of April 17, 2002 a true copy of its Annual Report for the fiscal year ended December 31, 2001. Such report contains the Company's certified consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999.

                      By Order of the Company,
                      /s/ DAVID E. BAMBERGER
                      David E. Bamberger
                       Secretary

Dated: April 30, 2002

Appendix A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF INAMED CORPORATION
AS ADOPTED BY THE BOARD ON MAY 17, 2000, AND AMENDED ON APRIL 29, 2002

I. Authority

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Inamed Corporation (the "Corporation") is established pursuant to Article III, Section 3.12 of the Corporation's Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee is comprised of three directors selected from time to time by the Board. The Chairperson of the Committee will be selected by the Board, but if the Board does not do so, the members of the Committee, by majority vote, can do so. The presence in person or by telephone of a majority of the Committee's members will constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.    Purpose of the Committee

        The purpose of the Committee is to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

        The Committee will oversee the audit efforts of the Corporation's independent accountants and internal auditors and, in that regard, take such actions as it deems necessary to satisfy the Committee that the Corporation's independent public accountants are independent of management. An objective of the Committee is to maintain free and open means of communications among the Board, the independent public accountants, the internal auditors, and the financial and senior management of the Corporation.

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audits or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These duties are the responsibility of the Corporation's management and the independent accountants. Similarly, it is not the responsibility of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

III.  Composition of the Committee

        (a)    Each member of the Committee must be an "independent" director within the meaning of the National Association of Securities Dealers, Inc. ("NASD") rules and, as such, must be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding these requirements, as permitted by the rules of the NASD, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board decides in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's decision. All members of the Committee must be financially literate at the time of their election to the Committee or must become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" will be determined by the Board in the exercise of its business judgment, and includes a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. In addition, the Chairperson of the Committee must have accounting or related financial management expertise, as such qualifications are determined in the business judgment of the Board.

        (b)    If required, upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides the NASD with written confirmation regarding:

  (i)
  any determination that the Board has made regarding the independence of the Committee members;

  (ii)
  the financial literacy of the Committee members;

  (iii)
  the determination that at least one of the Committee members has accounting or related financial management expertise; and

  (iv)
  the annual review and reassessment of the adequacy of the Committee's charter.

IV.  Meetings of the Committee

        The Committee will set its meeting schedule. The Chairperson should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or other persons to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee must maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V.    Duties and Responsibilities of the Committee

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. The Committee should report regularly to the Board on its activities, as appropriate. In addition, the Committee's duties and responsibilities specifically include the following:

  Committee Charter

1.
Review and reassess annually the adequacy of the Committee's charter and recommend any proposed changes to the Board for approval.

  Selection and Evaluation of Independent Public Accountants

2.
Make recommendations to the Board as to the selection of the firm of independent public accountants for each fiscal year (or, if the Committee deems appropriate, on a more frequent basis).

3.
Review and approve the Corporation's independent public accountants' annual (or, if applicable, quarterly) engagement letter, including the proposed fees.

4.
Evaluate the performance of the Corporation's independent public accountants, and make recommendations to the Board regarding the replacement or termination of the independent public accountants when circumstances warrant.

5.
Take steps to ensure the independence of the Corporation's independent public accountants by, among other things:

a)
requiring the independent public accountants to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent public accountants and the Corporation;

  b)
  considering whether the provision of non-audit services to the Corporation by the independent public accountants is compatible with maintaining their independence;

  c)
  recommending to the Board guidelines for the Corporation's hiring of employees of the independent public accountants who were engaged on the Corporation's accounts; and

  d)
  actively engaging in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent public accountants, and recommending that the Board take appropriate action to satisfy itself of the independence of the independent public accountants.

6.
Instruct the Corporation's independent public accountants that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent public accountants.

7.
Approve in advance the retention of the independent public accountants for any non-audit service and the fee for such service.

8.
Review the experience and qualifications of the senior members of the independent public accountants' team and inquire as to the quality control procedures of the independent public accountants.

  Oversight of Annual Audit and Quarterly Reviews

9.
Review and approve the annual audit plan of the Corporation's independent public accountants, including the scope of audit activities and staffing.

10.
Seek confirmation that no inappropriate management restrictions are being placed on the scope of the independent public accountants' work.

11.
Review with the independent public accountants any problems or difficulties they have encountered and any management letter provided by the independent public accountants, and the Corporation's response to that letter.

12.
Review: (a) any disagreements between management and the independent public accountants; (b) any changes required in the planned scope of the internal audit; and (c) the internal audit department responsibilities, budget and staffing.

13.
Review the results of the year-end audit of the Corporation, including (as applicable):

a)
the audit report, the published financial statements, the management representation letter, any memorandum or report to management or the Corporation prepared by the independent public accountants, and management's responses concerning such matters;

b)
the qualitative judgments of the independent public accountants about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation;

c)
the methods used to account for significant unusual transactions;

d)
the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

e)
management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

f)
significant recorded and unrecorded audit adjustments;

  g)
  any material accounting disagreements among management, the Corporation's internal auditing function, and the independent public accountants;

  h)
  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation's financial statements;

  i)
  an analysis prepared by management and the independent public accountants of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including an analysis of the effect of alternative generally accepted accounting principle methods on the Corporation's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters; and

  j)
  other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent public accountants.

14.
Review with management and the independent public accountants prior to all year-end and interim filings with the Securities and Exchange Commission ("SEC") or other regulatory body: (a) such accounting policies (and changes therein) of the Corporation, including any financial reporting issues that the Committee believes could have a material effect on the Corporation's financial statements; and (b) the Corporation's quarterly financial statements, including the results of the independent public accountants' reviews of such financial statements.

15.
As part of its purpose to foster open communications, meet at least quarterly with management, the internal auditing function and the Corporation's independent public accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately.

  Oversight of Financial Reporting Process and Internal Controls

16.
Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent public accountants, internal auditors, and management of the Corporation.

17.
Review with management and the internal auditors the Corporation's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and receive reports as to whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct.

18.
Receive periodic reports from the Corporation's independent public accountants and management of the Corporation to assess the effect on the Corporation of significant accounting or financial reporting developments proposed by applicable regulatory bodies, or any other significant accounting or financial reporting related matters that may have a significant effect on the Corporation.

19.
Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent public accountants, the Corporation's internal auditors, and management.

20.
Review and approve in advance the appointment and replacement of the senior internal auditing executive.

21.
Review significant reports prepared by the internal auditors.

  Other Matters

22.
Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material effect on the financial statements of the Corporation or the Corporation's compliance policies, and to receive reports as to material inquiries received from regulators or governmental agencies.

23.
Meet periodically with management and the internal auditors to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

24.
Prepare a report to be included in the Corporation's annual proxy statement as required by applicable SEC rules.

25.
Review the Corporation's policies and procedures with respect to (a) transactions between the Corporation and management, and (b) executive officers' expense accounts and perquisites.

26.
Review the Corporation's program to monitor the Corporation's compliance with applicable laws and regulations and with the Corporation's Code of Conduct and conflicts of interest policies, meet periodically with the person primarily charged with administering such matters to discuss compliance with the Code of Conduct, and advise the Board with respect to any compliance concerns.

27.
Obtain from the independent public accountants any information pursuant to Section 10A of the Securities Exchange Act of 1934.

28.
Retain, in the Committee's discretion, outside counsel and other consultants or experts to assist the Committee in its activities.

29.
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deem necessary or appropriate.

Appendix B
INAMED CORPORATION
2000 STOCK OPTION PLAN1

1.
Purpose. The purpose of the Plan is to provide additional incentive to those officers, key employees, nonemployee directors and consultants of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options. The Plan is intended, to the extent applicable, to satisfy the requirements of Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

2.
Definitions. For purposes of the Plan:

(a)
"Affiliates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

(b)
"Agreement" shall mean the written agreement evidencing the grant of an Option, and setting forth the terms and conditions thereof. Each Agreement shall be approved by the Board or the committee.

(c)
"Associates" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

(d)
"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)
"Board" shall mean the Board of Directors of the Company.

(f)
"Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(g)
"Change of Control" of the Company shall be deemed to occur on the first to occur of the following: (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  (h)
  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (i)
  "Committee" shall mean a committee appointed by the Board to administer the Plan and to perform the functions set forth herein. The composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in Section 162(m) of the Code.

  (j)
  "Company" shall mean Inamed Corporation, a Delaware corporation.

  (k)
  "Eligible Employee" shall mean any officer or other key employee of the Company or a Subsidiary designated by the Board or Committee as eligible to receive Options subject to the conditions set forth herein.

  (1)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (m)
  "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the NASDAQ stock market ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security. Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

  (n)
  "Incentive Stock Option" shall mean an "Incentive Stock Option" within the meaning of Section 422 of the Code.

  (o)
  "Nonqualified Stock Option" shall mean an option that is not an Incentive Stock Option.

  (p)
  "Option" shall mean a Nonqualified Stock Option.

  (q)
  "Optionee" shall mean an Eligible Employee, nonemployee director or consultant of the Company or a Subsidiary who has been granted an Option under the Plan.

  (r)
  "Person" shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

  (s)
  "Plan" shall mean the Inamed Corporation 2000 Stock Option Plan, as amended from time to time.

  (t)
  "Shares" shall mean shares of the common stock, $.01 par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

  (u)
  "Subsidiary" shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.
Administration.
(a)
The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

(b)
Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i)
to determine those Eligible Employees, nonemployee directors and consultants to whom Options shall be granted under the Plan and the number of Options, to be granted to each Eligible Employee, nonemployee directors or consultants and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share of each Option;

(ii)
to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Optionees, as the case may be;

(iii)
generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.
Shares Subject to Plan; Limitation on Grants.
(a)
The maximum number of Shares that may be issued pursuant to Options shall be 1,525,000 [775,000] Shares (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares.

(b)
Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of an Option), the Shares allocable to the unexercised portion of such Option may again be the subject of grants of Options hereunder.

(c)
The aggregate number of Shares with respect to which an Option or Options may be granted to any individual Optionee during any fiscal year shall not exceed 300,000 [18,000].

5.
Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees, nonemployee directors and consultants who will receive Options hereunder.

6.
Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

(a)
Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement; provided, however, that the Board may, in its sole discretion, at any time prior to the expiration of an Option, provide that the purchase price per Share of an Option may be lowered if the Board determines that such an adjustment is necessary to preserve the incentive purpose of such Option.

(b)
Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(c)
Nontransferability. Unless otherwise set forth in the Agreement, no Option granted hereunder shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d)
Vesting. Each Option shall become exercisable as determined by the Board or Committee as set forth in the Agreement.

(e)
Termination of Employment or Service. Unless otherwise set forth in the Agreement, any outstanding Options held by an Optionee on the date that an Optionee ceases to be employed by the Company or any Subsidiary (or ceases to serve as a nonemployee director of, or a consultant to the Company or any Subsidiary) shall terminate as of such date. Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised beyond such date, but in no event beyond the term of the Option. Without limiting the generality of the foregoing, unless determined otherwise by the Committee and reflected in the applicable Agreement, service by an Optionee as a consultant to the Company which commences immediately upon the termination of such Optionee's employment by the Company (or, if applicable, termination of such Optionee's service as a nonemployee director) shall be treated as continuous service by such Optionee with the Company for purposes of this Plan, and Options held by such Optionee shall remain outstanding during such service as a consultant, subject to the terms of the Agreement and the Plan.

(f)
Method of Exercise. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise either (i) in cash, by certified check or by cashier's check or (ii) through the delivery of Shares owned by the Optionee for at least six months prior to the date of exercise having a Fair Market Value equal to the Option purchase price. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 50 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

  (i)
  Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

7.
Adjustment Upon Changes in Capitalization.
(a)
In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable.

(b)
In the event the outstanding Shares shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per Share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option.

8.
Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options outstanding on such date, and no Options may be granted thereafter, but then-outstanding Options shall be unaffected. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 7 hereof, no amendment shall be effective unless approved by the stockholders of the Company if and to the extent that the Board determines such approval is appropriate for purposes of satisfying Section 162(m) of the Code or any other law, regulation or stock exchange rule. Except as provided in Section 7 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

9.
Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

10.
Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)
give any person any right to be granted an Option other than at the sole discretion of the Board or the Committee;

  (b)
  give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

  (c)
  limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

  (d)
  be evidence of any agreement or understanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

11.
Regulations and Other Approvals; Governing Law.
(a)
The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

(b)
The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)
Except as otherwise provided in Section 8, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(d)
Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option, or the issuance of Shares, no Options, shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

12.
Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option, to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

13.
Withholding of Taxes. Whenever Shares are to be delivered pursuant to an Option, the Company shall have the right to require the Optionee to remit to the Company in cash an amount equal to the amount of any federal, state and local tax required to be withheld. With the approval of the Committee, an Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax required to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Option.

14.
Notification of Election Under Section 83(b) of the Code. If any Optionee shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83 (b) of the Code, such Optionee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

15.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.
Beneficiary. An Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the Optionee's beneficiary.

17.
Effective Date. The effective date of the Plan is January 4, 2000 (the date on which the Board adopted the Plan), subject to the approval of the Company's shareholders, which must occur within twelve months of the date the Plan is adopted by the Board.

1
Underlined language is that proposed to be added by the Plan Amendment adopted by the Board of Directors; Bracketed language is that proposed to be deleted by the Plan Amendment adopted by the Board of Directors;

INAMED CORPORATION

MAIL

  •
  Mark, sign and date your proxy card.

  •
  Detach your proxy card.

  •
  Return your proxy card in the postage paid envelope provided.

\*/DETACH PROXY CARD\*/

1.	Board of Directors recommends a vote FOR the nominees and FOR Proposal 2.
ELECTION OF DIRECTORS
	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ *EXCEPTIONS
Nominees: 01 Richard G. Babbitt 02 Nicholas L. Teti 03 James E. Bolin 04 Malcolm R. Currie, Ph.D 05 John F. Doyle 06 Mitchell S. Rosenthal, M.D. 07 David A. Tepper
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provide below.)
EXCEPTIONS______________________________
2. Approval of the amendment to the 2000 Employee Stock Option Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Any other matters as may properly come before the meeting or any adjournment thereof. As to these other matters, the undersigned hereby confers discretionary authority.
☐ FOR ☐ AGAINST ☐ ABSTAIN
If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The Trustee cannot vote your shares unless you sign and return the card.

Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees and guardians should give full titles when signing. Corporations and partnerships should sing in full corporate or partnership name by an authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States
Dated:____________________________________________________________, 2002
Signature
Signature

\*/Please Detach Here\*/
Before Returning it in the Enclosed Envelope You Must Detach This Portion of the Proxy Card

\*/DETACH PROXY CARD HERE\*/

PROXY

This Proxy is solicited on behalf of the Board of Directors of
Inamed Corporation
Annual Meeting of Stockholders June 14, 2002

        The undersigned hereby appoints Richard G. Babbitt and Nicholas L. Teti, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Stockholders of Inamed Corporation to be held on June 14, 2002, and at any continuation, postponement or adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated April 30, 2002, receipt of which is hereby acknowledged by the undersigned.

This proxy will be voted as directed. Unless otherwise directed, this proxy will be voted (1) FOR the election of the director nominees and (2) FOR the amendment to the 2000 Employee Stock Option Plan.

This proxy is valid only when signed and dated.

See Reverse Side

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INAMED CORPORATION 5540 Ekwill Street, Suite D Santa Barbara, California 93111 2002 PROXY STATEMENT INFORMATION CONCERNING VOTING AND SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE 2000 EMPLOYEE STOCK OPTION PLAN
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
COMMON STOCK PERFORMANCE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG INAMED CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX
CERTAIN TRANSACTIONS
OTHER MATTERS
Appendix A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INAMED CORPORATION AS ADOPTED BY THE BOARD ON MAY 17, 2000, AND AMENDED ON APRIL 29, 2002
Appendix B INAMED CORPORATION 2000 STOCK OPTION PLAN 1